UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-248087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On September 26, 2018, the Board of Directors of HyreCar Inc. (the “Company”) appointed Mr. Scott Brogi as Chief Financial Officer of the Company.

In connection with Mr. Brogi’s appointment as Chief Financial Officer, the Company has entered into an Employment Agreement with Mr. Brogi (the “Brogi Employment Agreement”), pursuant to which he will receive a base salary at the annual rate of $175,000, payable in accordance with the Company’s standard payroll schedule, and stock options to purchase up to 150,000 shares of common stock under the Company’s 2018 Equity Incentive Plan, which shall vest as follows: 25% of the options shall vest on the first anniversary of the Vesting Commencement Date (as defined in the Brogi Employment Agreement); and (ii) the remaining 75% of the options shall vest and become exercisable in 12 successive equal quarterly installments.

The foregoing descriptions of the Brogi Employment Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On September 27, 2018, the Company issued a press release announcing the appointment of Mr. Brogi as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Set forth below is the biographical information of Mr. Brogi, as required by Item 401 of Regulation S-K.

Scott Brogi, age 53, has prior CFO experience and has held leadership roles at public and private companies across various sectors, including education, entertainment, healthcare and internet services. Previously, from January 2016 to June 2018, Mr. Brogi was Chief Operating Officer of Teaching Channel, Inc., an education technology company. From March 2014 to December 2015, Mr. Brogi was the Chief Financial Officer of Jumpstart Games, Inc., an educational gaming company. From September 2010 to February 2014, Mr. Brogi was the Vice President of Commercialization and Division Chief Financial Officer at Apollo Education Group (then Nasdaq: APOL). Mr. Brogi holds a BS in Finance from Syracuse University, an MS in Finance from Loyola College in Maryland, and an MBA in Entrepreneurial Finance from the UCLA Anderson School of Management.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Scott Brogi

99.1	Press release issued by HyreCar Inc. on September 27, 2018

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: October 2, 2018	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

2